The 787 Fund, Inc.
                               Exhibit to Item 77Q1(a)

                            AMENDED & RESTATED BY-LAWS
                                       OF
                               THE 787 FUND, INC.

                                   ARTICLE 1
                               SHARE CERTIFICATES

    1.1 Share Certificates. Share certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued. They shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be affixed thereto. The signatures may be either manual or facsimile signatures. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.
On the stub of each share certificate, which stubs shall be kept in the share records of the Corporation, shall be entered the name and address of the owner of the shares, the number of shares, and the date of issue. Each share certificate exchanged or returned shall be cancelled and placed with its stub in the share records of the Corporation.

    1.2 Share Records; Transfer of Shares. The Corporation shall maintain at its principal place of business or registered office or, if the Corporation employs a transfer agent, at the office of the transfer agent, a record of the names and addresses of its shareholders and the number of shares held by each. Such share records shall, subject to reasonable regulations of the Board of Directors as provided in the Charter or by applicable law, during the usual business hours of every business day be open for the inspection of any persons who are and for at least six months have been shareholders of record of five per cent, in the aggregate, of the outstanding capital stock of the Corporation. Transfers of shares of the Corporation shall be made in the share records of the Corporation upon surrender of the certificates for such shares signed by the person in whose name the certificate is registered or on his behalf by a person legally authorized to so sign (or accompanied by a separate stock transfer power so signed) and otherwise in accordance with and subject to the applicable provisions of the Uniform Commercial Code as in effect in the State of Georgia and subject to such other reasonable and lawful conditions and requirements as may be imposed by the Corporation.

    1.3 Lost Certificates. The Chairman of the Board, if any, or the President may issue a new share certificate in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed and, if he in his sole discretion deems it appropriate, the delivery of a commercial indemnity bond issued by a company approved by him in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                    ARTICLE 2
                              SHAREHOLDERS' MEETINGS

    2.1 Annual Meetings of Shareholders. The annual meeting of shareholders of the Corporation shall be held at such time on such business day within the period commencing 60 days after the end of each fiscal year and ending 91 days after the end of the Corporation's fiscal year and at such place as may from time to time be fixed by the Board of Directors or Executive Committee; provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts; provided further that the corporation is not required to hold an annual meeting in any year in which none of the following is required to be acted on by shareholders under the Investment Company Act of 1940: (1) Election of Directors, (2) Approval of the Investment Advisory Agreement, (3) Ratification of the Selection of Independent Public Accountants, and (4) Approval of a Distribution Agreement. If any of such matters does require action by shareholders under the Investment Company Act, such action may be taken or called to be taken at a special or annual meeting of shareholders.

    2.2 Special Meetings of Shareholders. Special meetings of the shareholders may be called at any time by the Board of Directors, the Executive Committee, if any, the Chairman of the Board, if any, or the President, and shall be called by the Secretary upon the written request of the holder or holders of at least 25 percent of the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Special meetings of the shareholders shall be held at such time and place as may be determined by the person or persons calling the Meeting.

    2.3 Notice. The Secretary or any Assistant Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, day and time of each meeting of the shareholders, not less than 10 nor more than 90 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Notice shall be delivered to each shareholder either personally or by first class mail, to the extent permitted by applicable law, electronic mail or other form of legally permissible electronic transmission, or by other medium permissible under Maryland law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the share records of the Corporation. The notice of a special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice directed to a shareholder by electronic mail or other form of electronic transmission may be transmitted to any address at which the shareholder receives electronic mail or other electronic transmissions.

    2.4 Closing of Transfer Books: Record Dates. The books of the Corporation shall be closed against the transfers of stock for a period of no longer than 20 days for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend or be allotted any other rights.
In the case of a meeting of shareholders, the closing of the transfer books shall be at least ten days before the date of the meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may set a record date, which may not be prior to the close of business on the day the record date is fixed, for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive such dividend or rights, as the case may be. The record date shall be not more than 90 days and not less than 10 days preceding the date of any meeting of shareholders, and not more than 90 days preceding any dividend payment date or any date for the allotment of rights.

    2.5 Presiding Officer. The meetings of the shareholders shall be presided over by the Chairman of the Board, or if he shall not be present, by the President, or if he shall not be present, by a Vice President, or if none of them is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting chair shall select its secretary.

    2.6 Quorum; Adjournment. At all meetings of shareholders, the presence in person or by proxy of the holders of a majority of the votes entitled to be cast on any matter shall constitute a quorum for the transaction of business, and, except as otherwise required by law or by the charter, all resolutions adopted and business transacted shall require the favorable vote of the holders of a majority of the votes cast. The holders of a majority of the votes cast, whether or not a quorum is present, may adjourn such meeting from time to time. This Section 2.6 may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all of the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

    2.7 Voting and Inspectors. At all meetings of shareholders every shareholder of record entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation (and such shareholders of record holding fractional shares shall have proportionate voting rights as provided in the Charter) on the date for the determination of shareholders entitled to vote at such meeting, either in person or by proxy appointed by such shareholder or his duly authorized attorney in writing or by transmitting any authorization by telegram, cablegram, datagram, electronic mail, or any other legally permissible electronic or telephonic means in accordance with the Corporation's procedures. No proxy shall be valid for more than 11 months after its date, unless such proxy shall, on its face, name a longer period for which it is to remain in force.

    At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

    The chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the shares entitled to vote on such election or matter.

    2.8 Concerning Validity of Proxies, Ballots, Etc. At every meeting of the shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in
Section 2.7, in which event such inspectors of election shall decide all such questions.

    2.9 Written Consent of Shareholders. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                ARTICLE 3
                            BOARD OF DIRECTORS

    3.1 Powers of Board of Directors. Subject to the bylaws or any lawful agreement between or among the shareholders, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

    3.2 Number of Directors: Conduct of Meeting of the Board of Directors. Subject to Section 3.5 of these Bylaws, the Board of Directors shall consist of five directors or such other number, not less than three if any shares are outstanding and held by more than one shareholder, as may be established by resolution of the Board, each of whom shall serve until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be shareholders. A majority of said directors shall constitute a quorum for the transaction of business. Except as otherwise provided in the Bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. The Chairman of the Board or, if there is no Chairman of the Board and if the President is a director, the President shall preside at all meetings of the Board of Directors; provided, however, that each of the Chairman of the Board or the president may delegate his authority to preside at Board of Directors meetings pursuant to Section 4.2 or 4.3, respectively, of these Bylaws. If there is no Chairman of the Board and if the President is not a director, the Board of Directors shall select a director as chairman for each meeting.

    3.3 Chairman of the Board. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors a Chairman and a Vice Chairman, neither of whom shall be considered as officers of the Corporation. The Chairman of the Board, if any, shall preside at all meetings of the shareholders and of the Board of Directors. He may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The Vice Chairman may act as Chairman, in the absence of the Chairman.

    3.4 Director Vacancies. Subject to the provisions of
Section 3.4 of the Bylaws and to the provisions of the Investment Company Act of 1940, and except as otherwise provided in this Section 3.4, any vacancy occurring in the board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. Any vacancy arising as a result of the removal of a director by the shareholders may be filled by the shareholders or, if the shareholders so authorize, by the remaining director or directors, but only for the unexpired term of his predecessor in office.

    3.5 Increase or Decrease in the Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, or the shareholders, by the vote of a majority of the votes cast, may increase the number of Directors to a number not exceeding twelve (12) or may decrease the number of Directors to a number note less than three (3), but the tenure of the office of any Director shall not be affected by such decrease made by the Board; provided, however, that no person shall serve as a Director of the Corporation unless elected to that office by the shareholders at an annual or a special meeting duly called for that purpose; except that vacancies occurring between such meetings may be filled in any otherwise legal manner if immediately after filling any such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation at such an annual or special meeting.

    3.6 Special Election to Fill Vacancies. In the event that at any time less than half of the Directors holding office at that time were so elected by the shareholders, the Board of Directors or President shall forthwith cause to be held as promptly as possible and in any event within sixty days a meeting of the shareholders for the purpose of electing directors to fill any existing vacancies in the Board of Directors. This Section 3.6 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of capital stock of the Corporation at the time outstanding and entitled to vote.

    3.7 Meetings of Board of Directors; Notice. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine. A special meeting of the Board of Directors may be called at any time by the President, the Chairman of the Board, if any, or by a majority of the directors, on at least one day's notice, which may be given by personal delivery, first class mail, telephone, facsimile, electronic mail, or courier. Notice shall be deemed given when mailed, addressed to the director at his address as it appears on the share records of the Corporation or, if he is not a shareholder, at his business or other preferred address. Notice of a special meeting may be waived in writing. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be at such place as may be determined by the person or persons calling the meeting.

    3.8 Quorum. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The action of a majority of the Directors present at any meeting at which there is a quorum shall be the action of the Board of Directors, except as may be otherwise specifically provided by statute, by the Charter, by these Bylaws or by any contract or agreement to which the Corporation is a party.

    3.9 Written Consent of Directors. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of Board of Directors, may be taken without a meeting if a consent in writing setting forth the action taken shall be executed in writing electronically by all the directors and shall be filed with the minutes of the proceedings of the directors.

    3.10 Telephonic Meetings of Board of Directors. Any action required to be taken at a meeting of the Board of Directors, or any action that may be taken at a meeting of the Board of Directors, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Except as otherwise provided by the Investment Company Act of 1940, as amended, participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of Article 3 of the Bylaws with respect to meetings of the Board of Directors shall apply to such a meeting.

    3.11 Executive Committee. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, appoint from the Directors an Executive Committee to consist of such number of Directors (not less than three) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by appointment from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in directing the management of the business and affairs of the Corporation except as provided by law or by any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend the Bylaws of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

    3.12 Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee.

    3.13 Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may be from time to time be voted by the Board of Directors.

    3.14 Qualification of Directors. Commencing with any election of Directors held after January 1, 2008, no person shall be elected a Director of the Corporation after he or she shall have attained the age of 72.

                                  ARTICLE 4
                                   OFFICERS

    4.1 Officers; Election. The Board of Directors shall elect, as soon as practicable after the annual meeting of shareholders, a President (who shall be a member of the Board of Directors), a Secretary and a Treasurer, one or more Vice Presidents, and one or more assistant officers. Any two or more offices may be held by the same person except the offices of President and Secretary and the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

    4.2 President. The President shall be the chief executive officer of the Corporation, and shall be responsible for the administration of the Corporation and shall be responsible for the administration of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation. He shall have the authority to execute bonds, mortgages or other contracts, agreements or instruments on behalf of the Corporation. If there is no Chairman of the Board, or if the Chairman of the Board is absent and has not delegated his authority to preside, the President shall preside at meetings of the shareholders and, if he is a director, at meetings of the Board of Directors of the Corporation. He may delegate his authority to preside at such meetings to any other director or to an officer of the Corporation. The President shall have the authority to institute or defend legal proceedings when the directors are deadlocked.

    4.3 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and Board of Directors, shall have charge of the minute books, share records and seal of the Corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

    4.4 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the Corporation. He shall in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.
    4.5 Vice President. The Vice President, if any, shall perform such duties and exercise such powers as the President or the Board of Directors shall request or delegate and, unless the Board of Directors or the President otherwise provides, shall perform such other duties as are generally performed by vice presidents with equivalent restrictions, if any, on title. In the absence of the President or in the event of his death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements on behalf of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated to perform such duties at the time of his election, or in the absence of any designation, then by the Vice President with the most seniority in office (or if more than one Vice President is elected at the same meeting, by the Vice President first listed, in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

    4.6 Appointment of Officers and Agents. The Board of Directors or the Executive Committee may appoint one or more Vice Presidents and such other officers, assistant officers and agents as the Board of Directors or the Executive Committee may determine. Any such officers, assistant officers or agents so appointed shall perform such duties as are set forth in the Bylaws and as the action appointing him provides, and, unless such action otherwise provides, such appointed officers and assistant officers shall perform such duties as are generally performed by elected officers or assistant officers having the same title.

    4.7 Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified, subject, however, to the provisions for removal contained in the Charter and these Bylaws.

    4.8 Removal of Officers and Agents. Any officer, assistant officer or agent may be removed at any time with or without cause by the vote or a majority of the entire Board of Directors.

    4.9 Vacancies. Any vacancy, however, occurring, in any office may be filled by the Board of Directors.
ARTICLE 5
SEAL

    The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him on the share certificates and such other papers as may be directed by law, by the Bylaws or by the Board of Directors.

                                   ARTICLE 6
                                  FISCAL YEAR

    The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                   ARTICLE 7
                                 INDEMNIFICATION

    Each director and officer of the Corporation shall be indemnified by the Corporation to the full extent permitted under the Maryland General Corporate Law, except that such indemnity shall not protect any such person against any liability for Disabling Conduct. Disabling Conduct includes
(a) liability in connection with any proceeding in which it is determined that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful, and (b) acts or omissions which would subject the officer or director to liability to the Corporation or any security holders arising from the officer's or director's willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a final decision on the merits by a court or other body before whom the proceeding was brought that the officer or director seeking indemnification was not liable on the merits or was not liable by reason of Disabling Conduct, the decision by the Corporation to indemnify such person must be based upon a reasonable determination, after review of the facts, by independent legal counsel in a written opinion or by the vote of a majority of a quorum of the directors who are neither "interested persons" as defined in
Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("non-party independent directors"), that such officer or director was not liable by reason of Disabling Conduct.

    Each officer and director of the Corporation claiming indemnification within the scope of this Article 7 shall be entitled to advances from the Corporation for payment of the reasonable expenses (including attorney's fees) incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permitted under Maryland General Corporate Law without a preliminary determination as to his or her ultimate entitlement to indemnification (except as set forth below); provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that in order to advance expenses for the defense of a proceeding brought by the Corporation or its security holders at least one of the following additional conditions must be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking;
(b) the Corporation is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party independent directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

    Any indemnification, or payment of expenses in advance of the final disposition of any action, suit or proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification and advances hereunder shall be enforceable by the director or officer in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The costs and expenses of the director or officer incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination would preclude indemnification or (b) the Corporation has not received both
(i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the director or officer of such person's good faith believe that the standard of conduct necessary for indemnification by the Corporation has been met.

    The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General Laws of the State of Maryland from liability arising from his activities as officer or director of the Corporation.

    The indemnification and advance of expenses provided hereunder shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of security holders or non-party independent directors, or other provision that is consistent with law, both as to action in an official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of heirs, executors and administrators of such person. The Corporation shall not be liable for any payment hereunder in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under an insurance policy, agreement, vote or otherwise. The right to indemnification and advances for expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

    The Corporation shall indemnify, make advances, or purchase insurance to the extent provided in this Article 7 on behalf of an employee or agent who is not an officer or director of the Corporation.

                                    ARTICLE 8
                                  MISCELLANEOUS

    8.1 Reports to Shareholders. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to the shareholders based upon each such annual examination shall be mailed to each shareholder of the Corporation, of record on such date with respect to each such report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual period covered by the Report and the securities in which the funds of the Corporation were then invested to the extent required by the Securities and Exchange Commission or other authority with power to designate the contents of any such reports; such report shall also show the corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual period covered by the report and any amount paid during such period to any security dealer, legal counsel, transfer agent, dividend disbursing agent, registrar or custodian having a partner, officer or director who was also an officer or director of the Corporation at any time during such period, and shall set forth such other matters as the Board of Directors or such independent firm of public accountants shall determine.
    8.2 Custodianship. The Corporation shall employ a bank or trust company organized under the laws of the U.S. or one of the states thereof and having capital, surplus and undivided profits of at least ten million dollars ($10,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By Laws:


     (a) to hold the securities owned by the Corporation and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Corporation and the custodian, if such procedures have been authorized in writing by the Corporation;


     (b)to receive and receipt for any monies due to the Corporation and deposit the same in its own banking department or elsewhere as the directors may direct; and


     (c)to disburse such monies upon orders or vouchers; and the Corporation may also employ such custodian as its agent;

    (d)to keep the books and accounts of the Corporation and furnish clerical and accounting services thereto; and

    (e)to compute, if authorized to do so by the directors, the net asset value of the shares of the Corporation in accordance with the provisions of the Articles of Incorporation;

       all upon such basis of compensation as may be agreed upon between the directors and the custodian.

    The directors may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the directors, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least ten million dollars ($10,000,000) or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

    8.3 Use of Central Securities Handling System: Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the directors may direct the custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation.

    8.4 Termination of Custodian Agreement: Upon termination of the agreement for services with the custodian or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                    ARTICLE 9
                         BRANCH OFFICES - BOOKS AND RECORDS

    The Corporation shall have power to have an office or offices and to keep the books of the Corporation outside of said State, at such places as may from time to time be designated by the Board of Directors.

                                   ARTICLE 10
                               AMENDMENT OF BYLAWS

    Except as provided in Section 3.5 and this Article 10 of the Bylaws, the Bylaws of the Corporation may be altered, amended, added to or repealed by the shareholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the Bylaws by action of the Board of Directors may be altered or repealed by the Shareholders. After the initial issue of any shares of capital stock of the Corporation, Sections 8.2 and 8.3 and Article 10 of the Bylaws may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

                                   ARTICLE 11
                                 ADVISORY BOARD

    11.1 Tenure and Duties. There may be an Advisory Board consisting of members appointed by the Board of Directors to serve for terms established by the Board of Directors at the pleasure of the Directors. The duties of the Advisory Board may be to make advisory recommendations as to the investments of the Corporation, or for such other purposes as the Board determines, provided always, however, that members of the Advisory Board may not serve the Corporation in any other capacity and that the Advisory Board shall not have the power or authority to determine that any security or other investment shall be purchased or sold by the Corporation or that the Corporation shall do or refrain from doing any other act or thing.

    11.2 Other Provisions. All other provisions with respect to the operation of the Advisory Board shall be as set forth by appropriate resolutions of the Board of Directors provided that the Directors may take no action if the effect of such action would be to give the Advisory Board any power or authority not permitted by the immediately preceding section.


Amended & Restated:  August 19, 2009